Exhibit 10.3
Indemnification Agreement, dated as of November 8, 2018, by and between Daniel L. Urness and Cavco Industries, Inc.
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the 8th day of November, 2018 by and between Cavco Industries, Inc., a Delaware corporation (the “Company”), and Daniel L. Urness, the Company’s President and Acting Chief Executive Officer (the “Officer”).
RECITALS
A.    The Board of Directors of the Company has determined that it is in the best interests of the Company to retain the Officer’s services and to assure the Officer that there will be adequate protection from certain liabilities.
B.    This Agreement is separate from and in addition to the Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of the Officer thereunder.
C.    Each of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), the Charter and the Bylaws is nonexclusive, and therefore contemplates that contracts may be entered into with respect to indemnification of directors, officers and employees.
D.    This Agreement replaces and supersedes any prior agreement between the Company and the Officer relating to the indemnification of the Officer.
E.    In recognition of the Officer’s need for protection against personal liability, and in part to provide the Officer with specific contractual assurance that indemnification will be available to the Officer (regardless of, among other things, any amendment to or revocation of the Charter, the Bylaws, or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Officer as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Officer agree as follows:
1.    Definitions. As used in this Agreement:
(a)“Affiliate” means, with respect to any person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.
(b)“Change of Control” means the occurrence after the date of this Agreement any of the following events: (a) an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding voting securities of the Company without prior approval of at least two-thirds of the members of the Board of

Directors in office immediately prior to such person’s attaining such percentage interest; (c) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
(c)“Corporate Status” describes the status of a person who is or was or has agreed to serve as a director, officer, employee, fiduciary or agent of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in which such person is or was serving in such capacity at the request of the Company.
(d)“Expenses” includes any reasonable costs incurred by an Officer, including attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.
(e)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporate law, and neither presently is, nor in the five years prior to his or her selection or appointment has been, retained to represent: (a) the Company or the Officer in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
(f)“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by the Officer pursuant to Section 4(b) to enforce his rights under this Agreement.
2.    Services by the Officer. The Officer has agreed to serve as an officer of the Company, provided that the Officer may resign at any time and for any reason from such position by giving written notice of his resignation to the Board of Directors. This Agreement shall not be deemed an employment contract between the Company (or any of its Affiliates) and the Officer.
3.    Basic Indemnification Arrangement.
(a)Indemnity. If the Officer was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Proceeding (defined above) by reason of his Corporate Status (defined above), the Company shall indemnify the Officer (i) as provided in this Agreement and (ii) to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter permit, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses (defined above), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges actually incurred and paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Proceeding.
(b)Advancement of Expenses. To the fullest extent permitted by § 145(e) of the DGCL, the Officer shall be entitled to payment of, and the Company shall pay, Expenses in advance of the final disposition of any Proceeding (an “Expense Advance”) within ten days after receipt by the Company of a written notice requesting the advancement of such Expenses and satisfactory evidence as to the amount of such Expenses, which notice shall contain an undertaking by or on behalf of the Officer to repay such amount if it shall ultimately be determined that the Officer is not entitled to be indemnified by the Company as authorized by § 145 of the DGCL.
(c)Conditions. Notwithstanding the foregoing, (i) the obligations of the Company under Section 3(a) shall be subject to the condition that it shall not have been determined (in a written opinion in any case in which Independent Counsel is involved) that the Officer would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to subsection (b) hereof shall be subject to the condition that, if, when and to the extent that it is determined that the Officer would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Officer (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. Further, and subject to the provisions of Section 4(e), the Officer shall not be entitled to indemnification or advancement of Expenses under this Agreement (i) with respect to any Proceeding brought or made by such Officer against the Company; or (ii) on account of any suit in which judgment is rendered against the Officer for an accounting of profits made from the purchase and sale or sale and purchase by the Officer of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local statutory law.
4. Procedures for Determination of Entitlement to Indemnification.
(a)Written Request for Indemnification. To obtain indemnification under this Agreement, the Officer shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Officer and is reasonably necessary to determine whether and to what extent the Officer is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company in writing that the Officer has requested indemnification. The Officer shall cooperate with the party reviewing the Officer’s entitlement to indemnification, including providing to said party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Officer and reasonably necessary to such determination. The Company shall pay any costs or expenses (including attorneys’ fees and disbursements) incurred by the Officer in so cooperating (irrespective of the determination as to the Officer’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Officer harmless therefrom.
(b)Determining Entitlement to Indemnification Prior to a Change of Control. If a Change of Control has not occurred prior to or at the time a request for indemnification hereunder is submitted to the Company, a Officer’s entitlement to indemnification shall be determined in accordance with § 145(d) of the DGCL; provided, however, that the provision of said statute allowing the stockholders of the Company to make such a determination shall not apply. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to the Officer within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Officer may, within 14 days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Company or the Officer may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the court.
(c)Determining Entitlement to Indemnification After a Change of Control. If a Change of Control has occurred prior to or at the time a request for indemnification hereunder is submitted to the Company, an Officer’s entitlement to indemnification shall be determined in a written opinion of Independent Counsel selected by the Officer. The Officer shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to the Officer a written objection to such selection. The Officer may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Officer a written objection to such selection. Any objections referred to in this Section 4(c) may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. The Officer may petition the Court of Chancery of the State of Delaware or any other court second selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel of a person selected by the court.
(d)Expenses of Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Section 4 and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until the Court of Chancery of the State of Delaware or other court of competent jurisdiction has determined that such objection is without a reasonable basis.
(e)Trial De Novo. In the event that (a) a determination is made pursuant to Section 4(b) or 4(c) that a Officer is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 3(b), (c) Independent Counsel has not made and delivered a written opinion determining a request for indemnification (i) within 90 days after being appointed by the Court of Chancery of the State of Delaware or other court of competent jurisdiction, (ii) within 90 days after objections to his or her selection have been overruled by the Court of Chancery of the State of Delaware or other court of competent jurisdiction or (iii) within 90 days after the time for the Company or the Officer to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or 4(c) or Section 6, the Officer shall be entitled to an adjudication in an appropriate court in the State of Delaware or in any other court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Officer is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4(e) shall be conducted in all respects as a de novo trial on the merits, and the Officer shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 4(e), the Company shall have the burden of proving that the Officer is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Officer is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4(e), or otherwise, unless the Officer knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law.
The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(e) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Agreement.
5.    Notification and Defense of Proceeding.
(a)Notification. After receipt by the Officer of notice of the commencement of any Proceeding, the Officer will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to the Officer otherwise than under this Agreement.

(b)Defense. With respect to any Proceeding as to which the Officer notifies the Company of the commencement thereof, the Company will be entitled to participate therein at its own expense. Except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Officer. After receipt of notice from the Company to the Officer of the Company’s election to assume the defense thereof, the Company will not be liable to the Officer under this Agreement for any legal or other expenses subsequently incurred by the Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Officer shall have the right to employ its own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Officer unless (i) the employment of counsel by the Officer has been authorized by the Company, (ii) the Officer shall have reasonably concluded that there may be a conflict of interest between the Company and the Officer in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be subject to indemnification pursuant to the terms of this Agreement. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Officer shall have reasonably made the conclusion provided for in (ii) above.
(c)Settlements. The Company shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any Proceeding made without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall not settle any Proceeding in any manner that would impose any unindemnified penalty or limitation on the Officer without the Officer’s written consent. Neither the Company nor the Officer will unreasonably     withhold, condition or delay its consent to any proposed settlement.
6.    Presumptions; Reliance and Effect of Certain Proceedings.
(a)If a Change of Control has occurred prior to or at the time the request for     indemnification hereunder is submitted to the Company, an Officer shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 4(a), and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption     shall be used as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence, or the investigation, review and analysis of the determination of entitlement to indemnification reveals by clear and convincing evidence that the presumption should not apply.
(b)Except where the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 4(b) or     4(c) to determine entitlement to indemnification shall not have made and furnished to the Officer in writing a determination within 90 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Officer shall be entitled to such indemnification unless the Officer knowingly misrepresented a material fact in connection with the request for indemnification. The termination of any Proceeding, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) in and of itself adversely affect the right of the Officer to indemnification or create a presumption that (a) the Officer did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, in all other cases, that at least     his or her conduct was not opposed to the best interests of the Company, or (b) with respect to any criminal Proceeding, the Officer had reasonable cause to believe that his     or her conduct was unlawful.

7.    Indemnification for Additional Expenses. In the event that an Officer, pursuant to Sections 4(b), 4(c) or 4(e), seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Officer shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually incurred by him or her in such judicial adjudication, but only if he or she prevails therein.
8.     Partial Indemnity, Etc. If the Officer is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement but not, however, for all of the total amount thereof the Company shall nevertheless indemnify the Officer for the portion thereof to which the Officer is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Officer has been successful on the merits or otherwise in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, the Officer shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether the Officer is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Officer is not so entitled.
9.     No Presumption. For purposes of this Agreement, the termination of any Proceeding, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Officer did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
10.    Non-Exclusivity; Amendment of Charter Documents. The rights of the Officer hereunder shall be in addition to any other rights the Officer may have under the Charter, the Bylaws, pursuant to resolutions or determinations of the Company’s Board of Directors or stockholders, under the DGCL or otherwise. The Company shall not adopt any amendment to the Charter or the Bylaws (collectively, the “Charter Documents”), the effect of which would be to deny, diminish or encumber the Officer’s rights to indemnity under the Charter Documents, the DGCL or any other applicable law. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that the Officer shall     enjoy by this Agreement the greater benefits so afforded by such change.
11.    Insurance and Subrogation. The Company may maintain, at its expense, an insurance policy or policies providing liability insurance for directors or officers of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which such person serves at the request of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under applicable law.
In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Officer, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Officer has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
13.    Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
14.    Notices. Any notice or other communication required or permitted to be sent to the Company pursuant to this Agreement shall be addressed to the Secretary of the Company and any such notice or other communication to an Officer shall be given in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Company, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.
15.    Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
16.    Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior written or oral and all contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
17.    Headings; Index. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
18.    Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive laws in effect in the State of Delaware without giving effect to any conflicts-of-law rule, principle or statute that would result in the application of the laws of another jurisdiction.
19.    Survival. The covenants and agreements of the parties set forth in this Agreement are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.
20.     Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Officer, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Officer continues to serve as an employee of the Company.
21.    No Strict Construction. The parties hereto confirm that they have each participated in the negotiation and preparation of this Agreement and that this Agreement represents the joint agreement and understanding of the parties. The parties hereto have mutually chosen the language used in this Agreement, and no rule of strict construction construing ambiguities against any party hereto shall be applied.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and duly authorized, and Officer has signed this Agreement, all as of the day and year first above written.
CAVCO INDUSTRIES, INC.

By:

/s/ William C. Boor
William C. Boor
Chairman, Audit Committee

/s/ Daniel L. Urness
Daniel L. Urness